UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8—K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 18, 2007
Thor Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09235	93-0768752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

419 West Pike Street, Jackson Center, Ohio	45334-0629
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (937) 596-6849
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective October 15, 2007, the board of directors of Thor Industries, Inc. (the “Company”) promoted Richard E. Riegel, III from Group President to Chief Operating Officer. As the Company’s Chief Operating Officer, all of the Company’s operating divisions will report to Mr. Riegel.
     Mr. Riegel, 41, has been with the Company since May 1998. He served as Group President from August 2005 to October 2007. From April 2002 through August 2005, he served as President and CEO of Airstream, Inc., a subsidiary of the Company. From 1998 through April 2002, Mr. Riegel served as Vice President, Corporate Development of the Company. Mr. Riegel is the son-in-law of Wade F. B. Thompson, the Chairman, President, Chief Executive Officer and director of the Company.
     H. Coleman Davis, III served as Chief Operating Officer of the Company until Mr. Riegel’s promotion on October 15, 2007. Mr. Davis continues to serve as a member of the board of directors of the Company and Chairman of Keystone RV Company, the Company’s largest operating subsidiary.
     Ted J. Bartus resigned as Vice President, Purchasing of the Company effective May 18, 2007. In connection with his resignation, Mr. Bartus and the Company entered into a Resignation and Release, dated May 18, 2007. In accordance with the Resignation and Release, Mr. Bartus will receive aggregate cash severance payments of $100,000, payable in installments over a six month period.
     A copy of the Resignation and Release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description

99.1	Resignation and Release, dated May 18, 2007, between the Company and Ted Bartus

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thor Industries, Inc.

Date: October 19, 2007	By:	/s/ Walter Bennett

		Name: Title:	Walter Bennett Executive Vice President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Resignation and Release, dated May 18, 2007, between the Company and Ted Bartus